Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2011, except for Note 2(b) which is as of March 8, 2011, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of GNC Holdings, Inc. (the “Company”), which appears in the Registration Statement on Form S-1 (No. 333-169618).

/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

April 18, 2011